UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2017 (April 1, 2017)

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-5975	61-0647538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) Retirement of Named Executive Officer and Compensatory Arrangements for Certain Officers

As previously announced by Humana Inc. (the “Company”) on February 8, 2017, James E. Murray, Executive Vice President and Chief Operating Officer, retired from that position effective March 31, 2017, and has agreed to serve as an advisor to the Company through the end of 2017.

In connection with his retirement as Executive Vice President and Chief Operating Officer, the Company and Mr. Murray entered into a Voluntary Release and Separation Agreement (the “Agreement”), effective as of April 1, 2017, the material terms of which are summarized below. The payments and benefits to which Mr. Murray is entitled under the Agreement are generally subject to Mr. Murray’s compliance with the terms and conditions of the agreement.

Pursuant to the terms of the Agreement, in addition to certain accrued, retirement and incentive compensation that Mr. Murray is entitled to under Humana’s compensation programs and policies, pursuant to the Company’s severance policy applicable to all associates, Mr. Murray will receive a cash severance payment equal to18 months of his annual base salary totaling approximately $1,291,380, less legally required withholdings, to be paid in bi-weekly equal installments through March 15, 2018. In accordance with their terms, all outstanding equity compensation awards that are unvested as of the date of his retirement (other than equity awards that by their terms accelerate or continue to vest in accordance with the Company’s retirement policy) will be forfeited for no consideration. In addition, under the Company’s existing benefit plans, Mr. Murray will be entitled to six months of outplacement services, one year of financial planning services and a pro-rated annual incentive payment for 2017 under the Company’s 2017 Management Incentive Plan (the “MIP”) based on the Company’s actual performance in 2017 and paid at the same time as bonuses are paid to other participants in the MIP.

Mr. Murray will continue to be subject to covenants restricting his ability to compete with the Company and solicit employees and customers of the Company, as well as restrictions prohibiting disclosure of confidential information, in each case through the first anniversary of his date of termination of employment (the non-competition, non-solicitation and confidentiality covenants, collectively, the “Restrictive Covenants”). In addition, as consideration for an extension of the Restrictive Covenants through December 31, 2018, Mr. Murray will receive a lump sum payment equal to 9 months of his annual base salary totaling approximately $645,690. The Agreement also contains Mr. Murray’s release of any claims he may have against the Company.

The foregoing descriptions of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Voluntary Release and Separation Agreement, dated as of April 1, 2017, by and between Humana Inc. and James E. Murray

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ Cynthia H. Zipperle
Cynthia H. Zipperle
Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Dated: April 1, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Voluntary Release and Separation Agreement, dated as of April 1, 2017, by and between Humana Inc. and James E. Murray